Exhibit 99.1

Exicure Appoints Jeffrey L. Cleland and Tim Walbert to Board of Directors

CHICAGO, Ill. & CAMBRIDGE, Mass.,– July 22, 2019 – Exicure, Inc. (OTCQB: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) constructs, today announced its appointment of Jeffrey L. Cleland, Ph.D. and Timothy P. Walbert to its Board of Directors.

“We are excited to welcome two high caliber leaders like Jeff and Tim to our Board of Directors,” said David Giljohann, Ph.D., CEO of Exicure. “Their insights and experience will greatly benefit our strategic priorities and growth for 2019 and 2020, as we advance our ongoing clinical programs and expand into new therapeutic areas.”

Cleland, co-founder and executive chairman of Orpheris, has founded start-ups and built businesses. Cleland received his Ph.D. in Chemical Engineering from Massachusetts Institute of Technology (MIT) and B.S. in Chemical Engineering from University of California Davis. He has more than 20 years of industry experience in drug development from discovery stage to approval for small molecules, peptides and proteins.

Walbert, chairman, president and chief executive officer of Horizon Therapeutics, has led Horizon from venture investment to a public company with more than $1 billion in annual revenue. Before joining Horizon, Walbert was president, chief executive officer and director of IDM Pharma, a public biopharmaceutical company that was acquired by Takeda America Holdings, Inc. in 2009. He received his B.A. in Business from Muhlenberg College in Allentown, PA. He is the chairman of Zyla Life Sciences and serves on the board of directors of the Illinois Biotechnology Innovation Organization (iBIO), the Biotechnology Innovation Organization (BIO), World Business Chicago (WBC), and the Greater Chicago Arthritis Foundation. He is a member of the National Organization of Rare Disease (NORD) advisory board, chairman of MATTER Chicago, a healthcare incubator, and serves on the board of trustees of Muhlenberg College.

“I look forward to joining Exicure’s board to help guide the company and its exciting technology in the gene regulatory and immuno-oncology fields,” said Cleland.

“Exicure has successfully advanced an exciting technology, and I look forward to playing an active role in the further development of its pipeline and business operations,” said Walbert.

About Exicure, Inc.

Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for immuno-oncology, inflammatory diseases and genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. We believe Exicure's proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure's lead program is in a Phase 1b/2 trial in patients with advanced solid tumors. Exicure is based outside of Chicago, IL and in Cambridge, MA. www.exicuretx.com

Forward Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the Company, the Company’s technology, potential therapies, cash requirements and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: unexpected costs, charges or expenses that reduce cash runway; that Exicure’s pre-clinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the cost, timing and results of clinical trials; that many drug candidates that have completed Phase 1 trials do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of Exicure to protect its intellectual property rights. Risks facing the Company and its programs are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:
MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com